                                                                   EXHIBIT 10(c)


                                COTTER & COMPANY
                                  PENSION PLAN

           (As Amended and Restated Effective As Of January 1, 1989)





                            McDermott, Will & Emery
                               Chicago, Illinois

                             C E R T I F I C A T E



        I, Kerry J. Kirby, Secretary of COTTER & COMPANY, hereby certify that the attached is a full, true and complete copy of the COTTER & COMPANY PENSION PLAN, as in effect on the date hereof.

         Dated this 20th day of June, 1994

                                         /s/ KERRY J. KIRBY
                                 -------------------------------
                                       Secretary as Aforesaid

                                          (Corporate Seal)

                                COTTER & COMPANY
                                  PENSION PLAN

           (As Amended and Restated Effective As Of January 1, 1989)

                               TABLE OF CONTENTS


                                                                                                              PAGE
                                                                                                              ----
ARTICLE I                                                                                                        1
         ESTABLISHMENT OF THE PLAN                                                                               1
                 Purpose                                                                                         1
                 Superseded Plans                                                                                1

ARTICLE II                                                                                                       2
         DEFINITIONS                                                                                             2

ARTICLE III                                                                                                     12
         PARTICIPATION                                                                                          12
                 Eligibility -- Employees Who Were Participants on December 31, 1988                            12
                 Eligibility -- Employees Who Were Not Participants on December 31, 1988                        12
                 Reemployment of Participants                                                                   12

ARTICLE IV                                                                                                      13
         ELIGIBILITY FOR RETIREMENT AND AMOUNT OF PENSIONS                                                      13
                 Normal Retirement Date and Minimum Vesting Requirements                                        13
                 Accrual of Benefits                                                                            13
                 Termination or Retirement Prior to January 1, 1989                                             14
                 Normal Retirement Pension                                                                      14
                 Early Retirement Pension                                                                       15
                 Optional Early Retirement Pension                                                              17
                 Disability Retirement Pension                                                                  19
                 Deferred Vested Retirement Pension                                                             21
                 Optional Deferred Vested Retirement Pension                                                    23
                 Survivor Benefit                                                                               24
                 Special Section 401(a)(17) Limits                                                              25

ARTICLE V                                                                                                       27
         PAYMENT OF RETIREMENT PENSIONS                                                                         27
                 Payment in the Form of Joint and Survivor Annuity                                              27
                 Election to Waive Joint and Survivor Annuity                                                   27
                 Optional Forms of Payment                                                                      29
                 Designation of Beneficiary                                                                     29
                 Small Benefits Provision                                                                       30
                 One-Year Marriage Requirement                                                                  31

                 Method of Payment of Retirement Pensions                                                       32
                 Minority, Disability, or Incompetency                                                          33
                 Reemployment                                                                                   33
                 Maximum Annual Benefit                                                                         35
                 Combined Limitation                                                                            38
                 Limitation on Termination Distributions                                                        40
                 Other Distribution Restrictions                                                                41
                 Written Explanation Regarding Rollovers                                                        42
                 Distribution to Alternate Payees                                                               43

ARTICLE VI                                                                                                      44
         FUNDING                                                                                                44
                 Employer Contributions                                                                         44
                 Qualification of Plan                                                                          44
                 Recovery of Contributions                                                                      44
                 Forfeitures                                                                                    45

ARTICLE VII                                                                                                     46
         THE COMMITTEE                                                                                          46
                 Membership                                                                                     46
                 Committee's General Powers, Rights and Duties                                                  46
                 Manner of Action                                                                               47
                 Interested Committee Member                                                                    48
                 Resignation or Removal of Committee Members                                                    48
                 Committee Expenses                                                                             49
                 Information Required by Committee                                                              49
                 Uniform Rules                                                                                  49
                 Review of Benefit Determinations                                                               50
                 Committee's Decision Final                                                                     50

ARTICLE VIII                                                                                                    51
         TRUST FUND AND TRUSTEE                                                                                 51
                 Trust Fund                                                                                     51
                 Trust Fund Applicable Only to Payment of Benefits                                              51
                 Trustee Capacity                                                                               51
                 Resignation and Removal of Trustee                                                             52
                 Taxes, Expenses and Compensation of Trustee                                                    52

ARTICLE IX                                                                                                      54
         TOP-HEAVY RESTRICTIONS                                                                                 54
                 General                                                                                        54
                 Definitions                                                                                    54
                 Top-Heavy Determination                                                                        57
                 Vesting                                                                                        57
                 Minimum Accrual                                                                                58
                 Limitation on Compensation                                                                     58
                 Limitation on Benefits                                                                         59

                                                                                                              PAGE
                                                                                                              ----
ARTICLE X                                                                                                       60
         AMENDMENT AND TERMINATION OF THE PLAN                                                                  60
                 Amendment                                                                                      60
                 Termination                                                                                    60
                 Allocation of Assets upon Termination                                                          61
                 Merger and Consolidation                                                                       63

ARTICLE XI                                                                                                      64
         GENERAL PROVISIONS                                                                                     64
                 Employment with Related Companies                                                              64
                 Litigation by Participants                                                                     64
                 Absence of Guaranty                                                                            65
                 Leased Employees                                                                               65
                 Non-Assignability                                                                              66
                 No Enlargement of Employment Rights                                                            66
                 Applicable Law                                                                                 67
                 Uniform Administration                                                                         67
                 Text to Control                                                                                67

SUPPLEMENT A                                                                                                     1
         MERGER OF NORTHERN WHOLESALE HARDWARE CO. RETIREMENT PLAN WITH AND INTO COTTER & COMPANY
         PENSION PLAN                                                                                            1

SUPPLEMENT B                                                                                                     1
         ACTUARIAL ASSUMPTIONS                                                                                   1


                                COTTER & COMPANY
                                  PENSION PLAN
           (As Amended and Restated Effective As Of January 1, 1989)


                                   ARTICLE I
                           ESTABLISHMENT OF THE PLAN

         Section 1.1.     Purpose.         This Plan was established effective
as of January 1, 1958, for the purpose of providing retirement income ("pension" or "pension benefits") and certain other benefits to those employees of Cotter & Company, a Delaware corporation, who become eligible to participate in this Plan. The retirement income payable under this Plan is intended to supplement the benefits which may be afforded to the Participants under the Federal Social Security Act and similar legislation.

         Section 1.2.     Superseded Plans.        The provisions of this Plan,
as adopted with an effective date of January 1, 1958, were amended and restated from time to time. This Plan, as now amended and restated in the form of this instrument, has been adopted effective as of January 1, 1989 and is hereinafter sometimes referred to as the "Plan" or "this Plan." The Plan is intended to be a continuation in an amended and restated form of the Plan as it existed on December 31, 1988, and, as set forth in this instrument, supersedes the Plan in effect as of that date as to all persons who retire or otherwise separate from service on or after January 1, 1989.

                                   ARTICLE II
                                  DEFINITIONS
         The terms defined in this ARTICLE II (except as in this Plan otherwise expressly provided or unless the context otherwise requires) shall, for all purposes of this Plan, have the respective meanings specified in this ARTICLE II.

         1. "Actuarial Equivalent" means an amount of equal value when computed on the basis of the actuarial assumptions set forth in Supplement B of the plan. Application of such assumptions to the computation of benefits under the Plan shall be made uniformly and consistently with respect to all Participants in similar circumstances.

         2. "Administrator" for purposes of the Employee Retirement Income Security Act of 1974 as from time to time amended, means the Committee.

         3. The term "Age" means the number of anniversaries of his birth which a person has attained.

         4. "Annuity Starting Date" means the first day of the first period for which an amount of a retirement pension, payable under the Plan, is received as an annuity (whether by reason of retirement or by reason of disability).

         5. "Average Compensation" means the average of the Compensation of an Employee during the five consecutive calendar years within the ten calendar years immediately preceding the date of such Employee's termination of employment which yield the highest average. For purposes of computing an Employee's Average Compensation, if the date of such Employee's termination of employment shall occur within (rather than at the end of) a Plan Year (a "terminal Plan Year"), such terminal Plan Year shall be included as one of the aforementioned ten calendar years, and the Employee shall be deemed to have received Compensation during such terminal Plan Year equal to the annual rate of his Compensation during the terminal Plan Year.

         6. "Committee" means those individuals appointed by Cotter & Company to be the Administrator of the Plan.

         7. A participant's "Compensation" for any Plan Year means the total cash compensation (including commissions, bonuses (other than sign-on bonuses), overtime pay, sick pay, vacation pay and holiday pay) paid to him by an Employer during that Plan Year for personal services rendered to an Employer as an Employee, plus any elective 401(k) income deferral contributions made by the Employee pursuant to the Cotter & Company Employees' Savings and Compensation Deferral Plan for that Plan Year, but excluding severance pay, moving or relocation allowances or bonuses, tuition reimbursements, auto or travel expense allowances or bonuses, or any other extraordinary remuneration. During the period of any Leave of Absence, an Employee shall be deemed to receive Compensation at the annual rate of Compensation actually received by him during such period, or, if no compensation is paid, the annual rate of

Compensation immediately prior to the commencement of such Leave of Absence. For each Plan Year beginning on or after January 1, 1989, the Compensation taken into account for all purposes of the Plan shall not exceed $200,000 per Year, or such other amount as permitted pursuant to Section 401(a)(17) of the Internal Revenue Code for such Plan Year. For each Plan Year beginning on or after January 1, 1994, the Compensation taken into account for all purposes of the Plan (subject to Section 4.11 of the Plan) shall not exceed $150,000 per Year, or such other amount as permitted pursuant to Section 401(a)(17) of the Internal Revenue Code for such Plan Year.

         8. The term "Covered Compensation" means an amount, automatically adjusted each Plan Year, equal to one-twelfth of the average of the Social Security Taxable Wage Base for the 35-year period ending in the year in which an Employee will attain Social Security retirement age (as defined in Section 415(b)(8) of the Internal Revenue Code). In determining Covered Compensation for a particular Plan Year, the Social Security Taxable Wage Base for any subsequent Plan Year will be deemed to be the same as the Social Security Taxable Wage Base as in effect at the beginning of the Plan Year for which such determination is being made. The term "Integration Level" means the lesser of
(i) one-third of the Social Security Taxable Wage Base for the Plan Year or
(ii) the Covered Compensation for a Participant who reaches Social Security retirement age for the calendar year in which the Plan Year begins. In the case of a calendar year in which no individual could attain the Social Security retirement age, then the Covered Compensation shall be the Covered Compensation of an individual attaining Social Security retirement age in the preceding calendar year.

         9. The term "Disability Insurance Plan" shall mean any plan from time to time in force which provides for the payment of income benefits to Employees of an Employer by reason of disability resulting from accident or sickness.

         10. "Employee" means a person in the employ of an Employer and who is not:

                 (A) in a job classification covered by a collective bargaining agreement to which one of the following listed unions, or its successors, is a party: Local No. 135, Miscellaneous Warehousemen's Union, International Brotherhood of Teamsters; Local No. 598, General Warehousemen's Union, International Brotherhood of Teamsters; Local No. 206 Warehousemen's Union, International Brotherhood of Teamsters; Local No. 223, Drivers and Clerical Employees Union, International Brotherhood of Teamsters; Local No. 541, Building, Material, Excavating, Heavy Haulers, Drivers, Helpers and Warehouse Union; or

                 (B) a truck driver covered by a collective bargaining agreement with Local No. 541, Building, Material, Excavating, Heavy Haulers, Drivers, Helpers and Warehouse Union; or

                 (C) a participant, or eligible to become a participant, in any other retirement or pension plan (except the Cotter & Company Employees' Savings and Compensation Deferral Plan) intended to qualify under Section 401(a) of the Internal Revenue Code and which is established by an Employer or to which an Employer makes any contribution.

A "Highly Compensated Employee" means an Employee who meets the definition of a highly compensated employee as defined under Section 414(q) of the Internal Revenue Code and the regulations thereunder.

         11. "Employer" means Cotter & Company, a Delaware corporation ("Cotter"), Galaxy Travel Agency, Inc., an Illinois corporation, and any subsidiary or affiliated corporation of Cotter that adopts this Plan by resolution of its Board of Directors with the consent of Cotter.

         12. "Employment Continuity" means the period commencing with the date on which an Employee first performs an hour of service for an Employer and ending on the first day of the twelve month period in which he incurs a One-Year Break in Service; provided, however, that if an Employee leaves the employ of an Employer other than pursuant to a Leave of Absence and does not return until after a One-Year Break in Service, his Employment Continuity upon return to employment by an Employer shall be determined on the basis of the date on which the Employee first performs an hour of service subsequent to his return to the employ of an Employer. A former employee who terminates employment and is reemployed by an Employer before incurring a One-Year Break in Service will not be deemed to have terminated employment with an Employer. An "Employment Year" means 365 days of Employment Continuity under this paragraph.

         13.     The term "Hour of Service" means:

                 (A) each hour for which an Employee is directly or indirectly paid, or entitled to payment, by an Employer for the performance of the duties of his employment, which hours of service shall be credited to the Employee during the Employment Year or Plan Year in which the duties are performed; and

                 (B) each hour up to a maximum of 501 hours for which an Employee is directly or indirectly paid or entitled to payment by an Employer for reasons other than the performance of the duties of his employment (such as vacation, sickness or disability), which hours of service shall be credited to the Employee during the Employment Year or Plan Year in which payment is made or amounts payable to the Employee become due; and

                 (C) each hour for which back pay, irrespective of mitigation of damage, has been either awarded or agreed to by an Employer, which hours of service shall be credited to the Employee for the Employment Year or Plan Year to which the award or agreement pertains rather than the period in which the award, agreement or payment was made.

Hours of Service will be computed under the Plan in accordance with the provisions of Section 2530.200b-2(b) and 2530.200b-2(c) of the U.S. Department of Labor regulations promulgated pursuant to the Employee Retirement Income Security Act of 1974. For purposes of this definition only, the term "Employee" shall be deemed to include any person who is in the employ of the Employer so that Employees may be credited under the Plan with hours of service for participation purposes for periods of employment during which they are not "Employees" as that term is defined in paragraph 10 of this Article II.

         14. "Leave of Absence" means a temporary absence from active service with an Employer which may, in the discretion of the Employer, be granted to an Employee because of temporary incapacity or other good cause. If an Employee on a Leave of Absence does not return to employment with the Employer within the period authorized by the Employer, the Employee's employment shall be deemed to have terminated as of the first day following the period of the Leave of Absence. A Participant shall automatically be entitled to a Leave of Absence during any period of time for which he is eligible to receive a benefit under a Disability Insurance Plan (as that term is defined in paragraph 9 of this ARTICLE II). An Employee shall automatically be entitled to a Leave of Absence during any period of time he is in the Armed Forces of the United States provided that he returns to employment within the period within which his right to reemployment is protected by the Selective Service Act or any similar law applicable to him.

         15. "Named Fiduciary" for purposes of the Employee Retirement Income Security Act of 1974 as from time to time amended, means the Committee appointed pursuant to the provisions of Article VII.

         16. "One-Year Break in Service" for an Employee means a twelve month period commencing on the date of an Employee's termination of employment and on each anniversary thereof during which such Employee is not employed (i.e., does not complete an hour of service) with an Employer. In the case of a Maternity or Paternity Leave of Absence (as defined below), the twelve month periods beginning on the first day of such absence and on the first anniversary of such absence shall not constitute One-Year Breaks in Service. For purposes of this paragraph 16, "Maternity or Paternity Leave of Absence" means an absence from work by reason of the Employee's pregnancy, birth of the Employee's child, placement of a child with the Employee in connection with the adoption of such child, or an absence for the purpose of caring for such child for a period immediately following such birth or placement.

         17. "Participant" means an Employee who has become a Participant in the Plan in the manner provided in ARTICLE III. A former Employee entitled to receive a Pension under the Plan continues to be a "Participant" until the date of his death.

         18. "Plan" means the Plan as herein set forth and as it may from time to time be amended.

         19. "Plan Year" means the twelve consecutive month period ending December 31.

         20.  "Qualified Joint and Survivor Annuity" means:

                 (A) in the case of a 50% Qualified Joint and Survivor Annuity, an annuity for the life of the Participant with a survivor annuity for the life of his spouse which is one-half of the amount of the annuity payable during the joint lives of the Participant and his spouse, and which is the Actuarial Equivalent of a single annuity for the life of the Participant in the amount specified by the relevant provision of ARTICLE IV; and

                 (B) in the case of a 100% Qualified Joint and Survivor Annuity, an annuity for the life of the Participant with a survivor annuity for the life of his spouse which is equal to the amount of the annuity payable during the joint lives of the Participant and his spouse, and which is the Actuarial Equivalent of a single annuity for the life of the Participant in the amount specified by the relevant provision of ARTICLE IV.


         21. The term "Retirement" when applied to a Participant means the termination of the Participant's employment under circumstances which entitle him to receive a retirement pension under this Plan.

         22. The term "Retirement Pension" in whatever form such retirement pension may be paid shall mean the benefit payable to a Participant or his beneficiary under this Plan as a consequence of the retirement of the Participant.

         23. "Social Security Taxable Wage Base" means the contribution and benefit base determined under Section 230 of the Social Security Act, as amended, as at the beginning of the calendar year for which a determination of such base amount is made for purposes of a retirement or termination occurring during such calendar year.

         24. "Trust" means the trust by means of which the Plan is funded as described in Article VIII hereof.

         25. A "Vested Interest" means an interest to which an Employee has a nonforfeitable right.

         26. A Participant shall be credited with a "Year of Service" (or fraction thereof) for each Plan Year (or fraction thereof) during his period of Employment Continuity; provided, however, that:

                 (A) A Participant in the Plan as of December 31, 1988 shall be credited with Years of Service earned before December 31, 1988 in accordance with the provisions of the Plan then in effect;

                 (B) If a former Participant with no Vested interest in the Plan again becomes a Participant in this Plan, his Years of Service (including any fractional Years calculated in days of Employment Continuity) prior to any One-Year Break in Service shall be taken into account only if the number of consecutive One-Year Breaks in Service is less than the greater of: (i) five, or (ii) the aggregate number of prior Years of Service, and then only if the former Participant has completed a Year of Service after such Break;

                 (C) Years of Service prior to a One-Year Break in Service shall not be taken into account unless the Participant completes one Year of Service after such Break; and

                 (D) A Participant who incurs a One-Year Break in Service will be credited with a partial Year of Service during the Plan Year he terminates employment for purposes of Article IV at the rate of one-three-hundred-sixty-fifth of a Year for each complete day of Employment Continuity.

                                  ARTICLE III

                                 PARTICIPATION

         Section 3.1. Eligibility -- Employees Who Were Participants on December 31, 1988. All Employees who were Participants in the Plan immediately prior to January 1, 1989, shall automatically be Participants in this Plan.

         Section 3.2. Eligibility -- Employees Who Were Not Participants on December 31, 1988. Each Employee not covered under Section 3.1 shall become a Participant in this Plan on the date the Employee has satisfied the following requirements:

         (A)     The Employee attains age 21; and

         (B)     The Employee first completes an Employment Year.

         Section 3.3. Reemployment of Participants. In the case of a Participant who is reemployed after a One-Year Break in Service without credit for any Years of Service completed prior to the Employee's break in service, his participation in the Plan shall be deemed to have terminated at the beginning of the break in service, and he shall again become a Participant on the date he completes an Employment Year with the Employer following the date of his reemployment; provided, however, that in the case of an Employee who is credited with Years of Service with respect to employment prior to his One-Year Break in Service in accordance with the provisions of paragraph 26 of ARTICLE II, such an Employee shall become a Participant on the date of his reemployment.

                                   ARTICLE IV

                           ELIGIBILITY FOR RETIREMENT
                             AND AMOUNT OF PENSIONS


         Section 4.1.  Normal Retirement Date and Minimum Vesting Requirements.
(A) The Normal Retirement Date for a Participant shall be the date on which he attains age 65. A Participant may continue in employment after his Normal Retirement Date. The Participant's right to his normal retirement benefit shall become fully vested and nonforfeitable at his Normal Retirement Date.

         (B) In the event that a Participant's employment is terminated for any reason prior to reaching his Normal Retirement Date, the Participant shall not be entitled to any pension benefit under this Plan unless he has completed five Years of Service; but a Participant who has at least five Years of service is fully vested with respect to his accrued benefit under the Plan.

         Section 4.2. Accrual of Benefits. The pension to which a Participant is entitled under this ARTICLE IV shall be computed on the basis of his number of Years of Service and his Average Compensation; provided, however, that a Participant shall not accrue benefits under this Plan with respect to any period of employment while a Participant, or eligible to become a Participant, in any plan described in subparagraph 10(C) of Article I.

         Section 4.3. Termination or Retirement Prior to January 1, 1989. Any pension benefit which a Participant who terminated his employment or retired prior to January 1, 1989, may be entitled to receive shall be governed by the provisions of the Plan as in effect on the date of his termination of employment or retirement. Any Participant who terminated employment or retired prior to January 1, 1989 and who is reemployed on or after January 1, 1989, shall have his benefits calculated in accordance with the Plan as in effect on the date of his subsequent retirement or termination of employment but the amount of any retirement benefit or termination benefit payable at such later date shall be actuarially reduced by the amount of any retirement or termination benefits paid previously under the Plan.

         Section 4.4.  Normal Retirement Pension.

         (A)  Any participant whose employment has terminated:

                 (1)      on or after January 1, 1989; and

                 (2)      on or after having reached his Normal Retirement Date;

shall be entitled to receive a retirement pension which is hereinafter called the "Normal Retirement Pension."

         (B) The Normal Retirement Pension shall commence on the first day of the month next following the date on which the Participant's employment terminates, shall be calculated in the form of a single annuity for the life of the Participant, and shall be in an amount (per month) which is equal to the sum of:

                 (1) the accrued benefit, if any, determined under the Plan as at December 31, 1988 under the terms and conditions of the Plan as then in effect multiplied by a fraction (not less than one), the numerator of which is the Participant's Average Compensation as at his retirement and the denominator of which is the Participant's Average Compensation as at December 31, 1988, where the Participant's Average Compensation in both numerator and denominator includes compensation specified under Section 401(a)(17) of the Internal Revenue Code as it was effective at each respective point in time, plus

                 (2) the sum of (i) 1.05 percent of the Participant's Average Compensation not exceeding the Integration Level for such year and (ii) 1.50 percent of the Participant's Average Compensation in excess of the Integration Level for such year, multiplied by his Years of Service after December 31, 1988; provided that the Years of Service counted in this Section 4.4(B)(2) shall not exceed 30 years less the number of Years of Service credited to the benefit described in
         Section 4.4(B)(1).

         (C) The Normal Retirement Pension to which a Participant is entitled shall be paid in the form, and subject to the conditions, provided in
ARTICLE V hereof.

         Section 4.5.  Early Retirement Pension.

         (A)  Any Participant whose employment has terminated:

                 (1) on or after January 1, 1989, but not as a result of disability for which the Participant is eligible to receive a benefit under a Disability Insurance Plan, and not as a result of total and permanent disability (as defined in Section 4.7(C) hereof); and

                 (2) after he has attained age 55 or completed 30 or more Years of Service but prior to his Normal Retirement Date; and

                 (3)      after completing five or more Years of service;

shall be entitled to receive a retirement pension which is hereinafter called the "Early Retirement Pension."

         (B) The Early Retirement Pension shall, except as provided in Section 4.6, commence at the Participant's Normal Retirement Date, shall be calculated in the form of a single annuity for the life of the Participant, and shall be in an amount (per month) which is equal to the sum of:

                 (1) the accrued benefit, if any, determined under the Plan as at December 31, 1988 under the terms and conditions of the Plan as then in effect multiplied by a fraction (not greater than one), the numerator of which is the Participant's Average Compensation as at his retirement and the denominator of which is the Participant's Average Compensation as at December 31, 1988, where the Participant's Average Compensation in both numerator and denominator includes compensation specified under Section 401(a)(17) of the Code as it was effective at each respective point in time, plus

                 (2) the sum of (i) 1.05 percent of the Participant's Average Compensation not exceeding the Integration Level for such year and (ii) 1.50 percent of the Participant's Average Compensation in excess of the Integration Level for such year, multiplied by his Years of Service after December 31, 1988; provided that the Years of Service counted in this Section 4.5(B)(2) shall not exceed thirty years less the number of Years of Service credited to the benefit described in
         Section 4.5(B)(1).

         (C) The Early Retirement Pension to which a Participant is entitled shall be paid in the form, and subject to the conditions, provided in ARTICLE V hereof.

         Section 4.6.  Optional Early Retirement Pension.

         (A) A Participant entitled to receive a Pension as provided in the preceding Section 4.5 may elect in lieu thereof to receive a reduced retirement pension which is hereinafter called the "Optional Early Retirement Pension," commencing as early as the first day of the month next following the date of termination of his employment.

                 (1)  Participants Retiring With Less Than 30 Years of Service:

                          (a)     Participants Who Retire Prior to January 1,
                 1994:

                 For Participants who retire before January 1, 1994, with less than thirty Years of Service, the amount of the Optional Early Retirement Pension shall be the same as the Early Retirement Pension which he would have been entitled to receive under
                 Section 4.5, but reduced by three-tenths of one percent for each month by which the Annuity Starting Date precedes the end of the month in which he would attain age 62.

                          (b)     Participants Who Retire On Or After January
                 1, 1994:

                 For Participants who retire on or after January 1, 1994, with less than thirty Years of Service, the amount of the Optional Early Retirement Pension shall be the same as the Early Retirement Pension which he would have been entitled to receive under Section 4.5, but reduced by three-tenths of one percent for each of the first 60 months, and further reduced by five-tenths of one percent for each additional month (in excess of 60 months), by which the Annuity Starting Date precedes the end of the month in which the Participant attains age 62. However, for a Participant who retires subject to this Section 4.6(A)(1)(b), in no event shall the benefit be less than the December 31, 1993 benefit he would have been entitled to under Section 4.6(A)(1)(a), as if he had retired prior to January 1, 1994.

                 (2)      Participants Retiring With Thirty or More Years of
                          Service:

                          (a)     Participants Retiring Prior to January 1,
                 1994:

                 Notwithstanding the foregoing provisions of this Section 4.6, a Participant entitled to receive a Pension as provided in the preceding Section 4.5 whose employment terminates prior to January 1, 1994, but after the Participant has completed 30 or more Years of Service shall be entitled to receive an Optional Early Retirement Pension calculated as the sum of the following:

                          (i)     The amount determined under Section
                                  4.5(B)(1), plus

                          (ii)    The amount determined under Section
                                  4.5(B)(2), reduced by three-tenths of one percent for each month (not exceeding 84 months) by which the Annuity Starting Date precedes the end of the month in which the Participant attains age 62; and, if such Annuity Starting Date commences prior to age 55, multiplied by the factor specified in Supplement B applicable to the age (and months) on which such Annuity Starting Date commences prior to age 55.

                          (b)  Participants Retiring On or After January 1,
                 1994:

                 Notwithstanding the foregoing provisions of this Section 4.6, a Participant entitled to receive a Pension as provided in the preceding Section 4.5 whose employment terminates after January 1, 1994, and after the Participant has completed 30 or more Years of Service shall be entitled to receive an Optional Early Retirement Pension calculated as the sum of the following:

                          (i)     The amount determined under Section
                                  4.5(B)(1), plus

                          (ii)    The amount determined under Section
                                  4.5(B)(2), reduced by three-tenths of one percent for the first 60 months, and further reduced by five-tenths of one percent for each additional month (up to a maximum of 84 total months), by which the Annuity Starting Date precedes the end of the month in which the Participant attains age 62; and, if such Annuity Starting Date commences prior to age 55, multiplied by the factor specified in Supplement B applicable to the age (and months) on which such Annuity Starting Date commences prior to age 55.


         (B) The Optional Early Retirement Pension to which a Participant is entitled shall be paid in the form, and subject to the conditions, provided in
ARTICLE V hereof.

         Section 4.7.  Disability Retirement Pension.

         (A)  Any Participant who:

                 (1) terminates employment on or after January 1, 1989, as a result of total and permanent disability after completing five or more Years of Service; and

                 (2) is not eligible to receive a benefit under a Disability Insurance Plan (as defined in Section 1.9);

shall be entitled to receive a retirement pension which is hereinafter called the "Disability Retirement Pension" if his period of total and permanent disability extends for six months or more.

         (B) The Disability Retirement Pension shall commence on the first day of the month next following the date the

Participant has been totally and permanently disabled for six months. The amount of the Disability Retirement Pension shall be the same as the Optional Early Retirement Pension to which such Participant would have been entitled under the provisions of Section 4.6 had he qualified for such optional Early Retirement Pension. The Disability Retirement Pension to which a Participant is entitled shall be paid in the form, and subject to the conditions, provided in ARTICLE V hereof.

         (C) A Participant shall be deemed to be "totally and permanently disabled" if and when it is determined by the Committee that he suffers from a mental or physical condition which prevents him from engaging in any occupation or employment for which he is reasonably qualified by training, education and experience.

         (D) The determination of total and permanent disability shall be made by the Committee on the basis of a medical examination by a physician or physicians designated by the Committee.

         (E) No Participant shall be deemed to be totally and permanently disabled for purposes of this Plan if his physical or mental condition is the result of:

                 (1) intentional self-inflicted injury or attempted suicide;

                 (2) injury suffered while engaged in a felonious or criminal act or enterprise; or

                 (3) service in the Armed Forces of the United States which entitles him to a veteran's disability pension.

         (F) Payment of a Disability Retirement Pension shall terminate on the first day of the month next following the date on which the Participant ceases to be totally and permanently disabled, but only if such date occurs prior to the Participant's 65th birthday. A Participant shall be deemed to be no longer totally and permanently disabled if and when it is determined by the Committee that:

                 (1) he is able to perform work which is both substantial and gainful and within his capability, realistically judged by his education, training and experience; or

                 (2) he has actually engaged in such work for a period of three months or longer, except for such work as the Committee determines to be solely for purposes of treatment or rehabilitation; or

                 (3) he has been offered reemployment by the Employer in such work and has refused such offer; or

                 (4) he has refused to undergo a medical examination requested by the Committee (provided that the Committee shall not require a medical examination more than twice in any calendar year).

         (G) A Participant who reaches his Normal Retirement Date while on a Leave of Absence for any period during which he is eligible to receive a benefit under a Disability Insurance Plan shall be entitled to receive a Normal Retirement Pension in accordance with the provisions of Section 4.4 hereof.

         Section 4.8.  Deferred Vested Retirement Pension.

         (A)     Any Participant whose employment has terminated:

                 (1)      on or after January 1, 1989;

                 (2)      prior to his Normal Retirement Date; and

                 (3)      after completing five or more Years of Service;

and who is not then entitled to receive any other retirement pension under this Plan, shall be entitled, upon making written application therefor in accordance with the provisions of Section 4.8(D), to a retirement pension which is hereinafter called the "Deferred Vested Retirement Pension."

         (B) The Deferred Vested Retirement Pension shall commence on the first day of the month coincident with or next following the Participant's Normal Retirement Date. The amount (per month) of the Deferred Vested Retirement Pension calculated in the form of a single annuity for the life of the Participant, shall be equal to the sum of:

                 (1) the accrued benefit, if any, determined under the Plan as at December 31, 1988 under the terms and conditions of the Plan as then in effect multiplied by a fraction (not less than one), the numerator of which is the Participant's Average Compensation as at his retirement and the denominator of which is the Participant's Average Compensation as at December 31, 1988, where the Participant's Average Compensation in both numerator and denominator includes compensation specified under Section 401(a)(17) of the Code as it was in effect at each respective point in time, plus

                 (2) the sum of (i) 1.05 percent of the Participant's Average Compensation not exceeding the Integration Level for such year and (ii) 1.50 percent of the Participant's Average Compensation in excess of the Integration Level for such year, multiplied by his Years of Service after December 31, 1988; provided that the Years of Service counted in this Section 4.8(B)(2) shall not exceed thirty years less the number of Years of Service credited to the benefit described in Section 4.8(B)(1).

         (C) The Deferred Vested Retirement Pension to which a Participant is entitled shall be paid in the form, and subject to the conditions, provided in ARTICLE V hereof.

         (D) Application for a Deferred Vested Retirement Pension shall be made in writing on such forms as the Committee shall prescribe from time to time and must be filed with the Committee not earlier than ninety days prior to the date on which the Participant attains age 65.

         Section 4.9.  Optional Deferred Vested Retirement Pension.

         (A) A Participant entitled to receive a Pension as provided in the preceding Section 4.8 may elect in lieu thereof to receive a reduced retirement pension which is hereinafter called the "Optional Deferred Vested Retirement Pension," commencing as early as the first day of the month next following the date on which he attains age 55, or any month thereafter. The amount of the Optional Deferred Vested Retirement Pension shall be the same as the Deferred Vested Retirement Pension which he would have been entitled to receive under
Section 4.8, but reduced by three-tenths of one percent for each of the first 60 months and by six-tenths of one percent for each additional month by which the Annuity Starting Date precedes his Normal Retirement Date.

         (B) Application for an Optional Deferred Vested Retirement Pension shall be made in writing on such forms as the Committee shall prescribe from time to time and must be filed with the Committee not earlier than ninety days prior to the Annuity Starting Date.

         (C) The Optional Deferred Vested Retirement Pension to which a Participant is entitled shall be paid in the form, and subject to the condition, provided in ARTICLE V hereof.

         Section 4.10.  Survivor Benefit.

         (A) In the case of a vested Participant who dies before his Annuity Starting Date and who has a surviving spouse, a Survivor Benefit shall be provided to the surviving spouse, in accordance with the following provisions. The Survivor Benefit shall be the amount which would be payable as the survivor portion of a 50% Qualified Joint and Survivor Annuity (or the actuarial equivalent thereof) if:

                 (i) in the case of a Participant who dies on or after attaining age 55, such Participant had retired with an immediate 50% Qualified Joint and Survivor Annuity on the date before the Participant's date of death, or

                 (ii) in the case of a Participant who dies before attaining age 55, such Participant had:

                          (a) separated from service on the day of his death,

                          (b)     survived to age 55,

                          (c) retired with an immediate 50% Qualified Joint and Survivor Annuity at age 55, and

                          (d) died on the day after the day on which said Participant attained age 55.

         (B) The Survivor Benefit shall be paid beginning no earlier than the month in which the Participant would have attained age 55.

         (C) The Survivor Benefit shall be subject to the one-year marriage requirement described in Section 5.6 of ARTICLE V hereof.

         (D) The term "vested Participant" means any Participant who has a nonforfeitable right to any portion of his accrued benefits derived from Employer contributions.


         Section 4.11.  Special Section 401(a)(17) Limits.    Notwithstanding
any other provisions of the Plan, the accrued benefit calculated under Sections 4.4, 4.5, 4.6, 4.7, 4.8 and 4.9 of the Plan for each "Section 401(a)(17)
Employee" (as defined below) under this Plan will be the sum of:

                 (1) the Employee's accrued benefit as of December 31, 1993, frozen in accordance with Section 1.401(a)(4)-13 of the Income Tax Regulations, multiplied by a fraction (not less than one), the numerator of which is the Participant's Average Compensation as at his retirement and the denominator of which is the Participant's Average Compensation as at December 31, 1993, where the Participant's Average Compensation in both numerator and denominator includes compensation as specified under Section 401(a)(17) of the Code as it was effective at each respective point in time, and

                 (2) the Employee's accrued benefit determined under the benefit formula applicable for the Plan Year beginning January 1, 1994, as applied to the Employee's Years of Service credited to the Employee for Plan Years beginning on or after January 1, 1994, for purposes of benefit accruals.

A "Section 401(a)(17) Employee" means an Employee whose current accrued benefit as of a date on or after January 1, 1994, is based on compensation for a year beginning prior to January 1, 1994, that exceeded $150,000.

                                   ARTICLE V
                         PAYMENT OF RETIREMENT PENSIONS

         Section 5.1. Payment in the Form of Joint and Survivor Annuity. Subject to the provisions of Sections 5.2 and 5.6, if a Participant has a spouse at the time such Participant becomes entitled under the Plan to receive a Normal Retirement Pension, Early Retirement Pension, Optional Early Retirement Pension, Disability Retirement Pension, Deferred Vested Retirement Pension or Optional Deferred Vested Retirement Pension, such pension benefit shall, from the Annuity Starting Date, be paid in the form of a 50% Qualified Joint and Survivor Annuity, which is the Actuarial Equivalent of the value of a single annuity for the life of the Participant. The Participant may elect, without having to comply with the provisions of Section 5.2 below, to receive his pension benefit in the form of a 100% Qualified Joint and Survivor Annuity, which is the Actuarial Equivalent of the value of a single annuity for the life of the Participant. A Participant who has no spouse and who is entitled to receive a pension under the Plan shall have it paid to him in the form of a single annuity for the life of the Participant, unless he otherwise elects an optional form in writing pursuant to Sections 5.2 and 5.3 below.

         Section 5.2.  Election to Waive Joint and Survivor Annuity.

         (A) A Participant shall have the right, by written notice in accordance with the procedures outlined in this

Section, to waive the 50% Qualified Joint and Survivor Annuity and receive his pension benefit as a single annuity for the life of the Participant or in an optional form indicated in Section 5.3 below. Any election to waive the 50% Qualified Joint and Survivor Annuity must be made by the Participant in writing during the election period (described in (B) below) and be consented to by the Participant's spouse. Such spouse's consent must be in writing and must acknowledge the effect of such election and be witnessed by a Plan representative or a notary public. Such consent shall not be required if it is established to the satisfaction of the Committee that the required consent cannot be obtained because there is no spouse, the spouse cannot be located, or because of other circumstances that may be prescribed by Treasury regulations. The Participant may revoke this election in writing without the consent of the spouse at any time during the election period. Any new election must comply with the requirements of this paragraph. A former spouse's waiver shall not be binding on a new spouse.

         (B) The election period to waive the joint and survivor annuity shall be the 90-day period ending on the Annuity Starting Date.

         (C) With regard to the election, the Committee shall provide the Participant within a reasonable period of time before the Annuity Starting Date (and consistent with Treasury regulations), a written explanation in nontechnical terms of:

                 (1) the terms and conditions of the 50% Qualified Joint and Survivor Annuity, and

                 (2) the Participant's right to make an election to waive the 50% Qualified Joint and Survivor Annuity, and

                 (3) the right of the Participant's spouse to consent to any election to waive the 50% Qualified Joint and Survivor Annuity, and

                 (4) the right of the Participant to revoke such election, and the effect of such revocation.


         Section 5.3. Optional Forms of Payment. In the event a Participant duly elects pursuant to Section 5.2 above to waive the 50% Qualified Joint and Survivor-Annuity, or if such Participant is not married, the Participant shall have the right to elect an amount which is the Actuarial Equivalent of the value of a single annuity for the life of the Participant in the amount specified by the relevant provisions of ARTICLE IV, in the following method:

         A monthly pension payable in equal installments for the life of the Participant; provided, however, that in the event the Participant dies within the ten-year period following his Annuity Starting Date, monthly payments equal to those payable during the life of the Participant shall be made to the Beneficiary or spouse of the deceased Participant designated to receive such payments for the remainder of said ten-year period.


         Section 5.4.  Designation of Beneficiary.

         (A) Any Beneficiary of a Participant's pension benefits payable under the terms of this Plan shall be the

Participant's spouse; provided, however, that the Participant may designate a Beneficiary other than his spouse for any benefits payable on account of the death of a Participant if: (i) the spouse has waived the right to be the Participant's Beneficiary in accordance with the waiver procedure outlined in
Section 5.2(A) above, (ii) the Participant has no spouse, or (iii) the spouse cannot be located.

         (B) Such designation shall be made in the form prescribed by and delivered to the Committee. The Participant shall have the right to change or revoke any such designation from time to time by filing a new designation or notice of revocation with the Committee; provided, however, that if the Participant is a married person, the Participant's spouse shall be required to consent to any designation (or the consent of the spouse expressly permits designations by the Participant without any requirement of further consent by the spouse) which designates a Beneficiary other than the spouse.

         (C) The term, "Beneficiary," or "Beneficiaries," as used in this Plan refers to the person or persons to whom the deceased Participant's interest becomes distributable, as provided in the Plan.

         Section 5.5.  Small Benefits Provision.

         (A) If the present value of a Participant's Retirement Pension, Deferred Vested Retirement Pension or Survivor Annuity, as the case may be, does not exceed $3,500, the

Participant may request a lump sum distribution of such Retirement Pension or Deferred Vested Retirement Pension and his surviving spouse may request a lump sum distribution of such Survivor Annuity. However, no such lump sum distribution may be made after the Annuity Starting Date, unless the Participant and his spouse (or his surviving spouse) consent in writing to such distribution. Payment of any lump sum shall be in full satisfaction of all rights of the Participant or his Beneficiary under the Plan.

         (B) Notwithstanding any contrary provision of this ARTICLE V, for purposes of determining the present value of a Participant's vested accrued benefits when benefits are payable as a lump sum, the interest rate assumption used for calculating the lump sum amount shall not exceed the interest rate or rates in use by the Pension Benefit Guaranty Corporation as of the first day of the Plan Year in which a distribution occurs for purposes of determining the present value of the Participant's benefits under the Plan if the Plan had terminated on that date (as described in Supplement B to the Plan).

         Section 5.6.  One-Year Marriage Requirement.

         (A) Notwithstanding any contrary provision hereof, the Plan shall not provide a 50% Qualified Joint and Survivor Annuity, a 100% Qualified Joint and survivor Annuity, or a Survivor Benefit unless the Participant and his spouse have been married throughout the one (1) year period ending on the earlier of:

                 (1)      the Participant's Annuity Starting Date, or

                 (2)      the date of the Participant's death.

         (B)  For purposes of Section (A) above, if:

              (1) a Participant marries within one (1) year before his Annuity Starting Date, and

                 (2) the Participant and his spouse in such marriage have been married for at least a one (1) year period ending on or before the date of the Participant's death,

then the Participant and his spouse shall be treated as having been married throughout the one (1) year period ending on the Participant's Annuity Starting Date.

         (C) For purposes of this Plan, the term "spouse" shall in general mean the individual to whom the Participant is married as of the relevant date in question, or the individual designated as the Participant's spouse in a "qualified domestic relations order," as defined in Section 11.5 of ARTICLE XI.

         Section 5.7. Method of Payment of Retirement Pensions. Retirement payments shall be paid monthly and, in the case of a single life annuity (as distinguished from a joint and survivor), the last payment shall be made as of the first day of the month in which the death of the Participant occurs. In the case of a joint and survivor annuity, the last payment shall be made as of the first day of the month in which the death of the Participant or his spouse (whichever is the later to die) occurs.

         Section 5.8.  Minority, Disability, or Incompetency.
If any amount becomes payable under this Plan to a minor or to a person under legal disability or to a person not adjudicated incompetent but who, by reason of illness or mental or physical disability, is in the opinion of the Committee unable properly to manage his affairs, then such amount shall be paid by the Trustee in such of the following ways as the Committee may deem best:

                 (A) To the legally appointed guardian or conservator of such minor or other person;

                 (B) To some relative or friend of such minor or other person; without responsibility of the Committee or the Trustee to see to the application of such payments.


         Section 5.9.  Reemployment.

         (A) If a Participant either continues in employment after his Normal Retirement Date or is reemployed by the Employer after his Normal Retirement Date, the Participant's status as an Employee shall be deemed to have terminated for the purposes of qualifying for a Normal Retirement pension with respect to any calendar month including or following his Normal Retirement Date during which the Participant receives payment from the Employer for any hours of service performed on fewer than eight (8) or more days (or separate work shifts) in such month.

         (B) Subject to the provisions of Paragraph (A) of this Section 5.9, if a Participant receiving a retirement pension shall be reemployed by the Employer for any period of time, his retirement pension shall be suspended beginning with the first payment due on or after the date of such reemployment; provided, however, that the amount of a Participant's Normal Retirement Pension which shall be suspended in accordance with this subsection (B) shall not exceed a Participant's "suspendible amount." The retirement pension payable upon subsequent retirement to such reemployed Participant shall be determined in accordance with the provisions of the Plan (but not less than the retirement pension to which he was entitled immediately prior to his reemployment) as in effect at that date, reduced by the actuarial equivalent of the retirement pension payments previously received by him before his Normal Retirement Date. Notwithstanding the foregoing, any Normal Retirement Pension to which a reemployed Participant shall subsequently become entitled shall not be reduced in accordance with the foregoing sentence. A Participant's "suspendible amount" is an amount per month equal to the monthly pension payment.

         Section 5.10.  Maximum Annual Benefit.

         (A) Notwithstanding any other provisions of the Plan, in no event shall a Participant with at least ten (10) years of participation hereunder whose benefits begin at the Participant's Social Security Retirement Age receive an Annual Retirement Benefit exceeding the lesser of:

              (i)      100% of the Participant's Average Annual Compensation; or

              (ii)     Ninety Thousand Dollars ($90,000).

         (B) A Participant's "Social Security Retirement Age" shall mean the age used as the retirement age for the Participant under Section 216(1) of the Social Security Act, except that such section shall be applied without regard to the age increase factor, and as if the early retirement age under
Section 216(1)(2) of such Act were sixty-two (62). "Annual Retirement Benefit" shall mean a benefit payable annually in the form of a straight life annuity (with no ancillary benefits), excluding any benefits attributable to Employee contributions or rollover Contributions, or the assets transferred from a qualified plan that was not maintained by the Corporation. Where a Participant's retirement benefit is payable in another form, or if the Employees contribute to the Plan or make rollover contributions (as defined in Sections 402(a)(5), 403(a)(4), 408(d)(3) and 409(b)(3)(C) of the Internal
Revenue Code), then the limitations described in subparagraph (A) above shall be adjusted in accordance with regulations prescribed by the Secretary of the Treasury pursuant to Section 415(b)(2)(B) of the Code.
For purposes of this paragraph, any ancillary benefits which are not directly related to retirement income benefits shall not be taken into account; and that portion of any joint and survivor annuity which constitutes a qualified joint and survivor annuity (as defined in Section 401(a)(11)(G)(iii) of the Code) shall not be taken into account.

         (C) Notwithstanding the foregoing limitations (except as otherwise provided by subsection (D)(vi) hereof), if the Participant herein has not at any time participated in a defined contribution plan maintained by the Employer, there shall be no limitation on the annual benefit of a Participant herein if the total annual retirement benefits payable to the Participant by all defined benefit plans of the Employer do not exceed ten thousand ($10,000) dollars.

         (D) All the limitations of this Section 5.11 shall be subject to the following adjustments where applicable:

                 (i) The Ninety Thousand Dollar ($90,000) limitation stated above shall be increased to the maximum amount permitted under regulations promulgated by the Secretary of the Treasury pursuant to
         Section 415(d) of the Internal Revenue Code. Any adjustments will be effective as of January 1 of the calendar year and will be applicable to the limitation year coincident with or ending within that calendar year.

                 (ii) Where a Participant's benefits commence before the Participant's Social Security Retirement Age, the Ninety Thousand Dollar ($90,000) limitation, as adjusted under the provisions of (i) above, shall be further adjusted to the actuarial equivalent of an annual benefit of $90,000 beginning at the Social Security Retirement Age. The adjustment provided for in the preceding sentence shall be made in such manner as the Secretary of the Treasury may prescribe that is consistent with the reduction for old age insurance benefits commencing before the Social Security Retirement Age under the Social Security Act.

                 (iii) Where a Participant begins to receive his benefits after the Participant's Social Security Retirement Age, the Ninety Thousand Dollar ($90,000) limitation, as adjusted under the provisions of (i) above, shall be increased to the actuarial equivalent of an annual benefit of $90,000 beginning at the Social Security Retirement Age.

                 (iv) Where benefits are to be adjusted pursuant to paragraphs (ii) and (iii) above, the adjustment shall be computed using an interest rate of not less than the greater of:

                          (a)     five percent (5%), or

                          (b) the rate of interest used in determining Actuarial Equivalence (as described in paragraph B-1 of Supplement B).

                 (v) Where a Participant retires with less than ten (10) years of participation hereunder, the Ninety Thousand Dollar ($90,000) limitation, as adjusted under the provisions of (i) above, shall be reduced by a fraction the numerator of which is the Participant's number of years (or parts thereof) of participation in the Plan, and the denominator of which is ten (10). In no event, however, shall this limitation be reduced to an amount less than one-tenth (1/10) of the applicable limitation determined without regard to this subsection
         (D)(v).

                 (vi) Where a Participant retires with less than ten (10) Years of Service, the limitations described in Section 415(b)(1)(B) and 415(b)(4) of the Internal Revenue Code shall be adjusted by multiplying such amounts by a fraction, the numerator of which is the Participant's number of Years of Service (or part thereof), and the denominator of which is ten (10). In no event, however, shall this limitation be reduced to an amount less than one-tenth (1/10) of the applicable limitation determined without regard to this subsection (D)(vi).


         Section 5.11.  Combined Limitation.

         (A) Notwithstanding any other provision of this Plan, and as required by the Code, if any Participant is, or was, covered under a defined benefit plan and a defined contribution plan maintained by the Employer, the sum of the Participant's defined benefit plan fraction and defined contribution plan fraction may not exceed 1.0 in any Plan Year.

         (B) The defined benefit plan fraction is a fraction, the numerator of which is the sum of the Participant's projected annual benefits under all defined benefit plans (whether or not terminated) maintained by the Employer and the denominator of which is the lesser of (i) 1.25 times the dollar limitation of Section 415(b)(1)(A) of the Code in effect for the Plan Year or
(ii) 1.4 times the Participant's average compensation for the three (3) consecutive years that produces the highest average. "Projected annual benefit" means the annual benefit to which the Participant would be entitled under the terms of the Plan, if the Participant continued employment until normal retirement age (or actual age, if later) and the Participant's

Compensation for the Plan Year and all other relevant factors used to determine such benefit remained constant until normal retirement age (or actual age, if later).

         (C) The defined contribution plan fraction is a fraction, the numerator of which is the sum of the annual additions to the Participant's account under all defined contribution plans maintained by the Employer (whether or not terminated) for the current and all prior Plan Years, and the denominator of which is the sum of the lesser of the following amounts determined for such year and for each prior year of service with the Employer:
(i) 1.25 times the dollar limitation in effect under Section 415(c)(1)(A) of the Code for such year, or (ii) 1.4 times the amount which may be taken into account under Section 415(c)(1)(B) of the Code.

         (D) If the sum of the defined benefit plan fraction and the defined contribution plan fraction shall exceed 1.0 in any Plan Year for any Participant in this Plan, the Employer shall adjust the numerator of the defined contribution plan fraction as set forth in the Cotter & Company Employees' Savings and Compensation Deferral Plan so that the sum of both fractions shall not exceed 1.0. In the event the adjustment of the defined contribution fraction shall be insufficient to reduce the sum of both fractions to 1.0 or less, then the rate of benefit accrual under the Plan will be reduced as necessary to do so.

         Section 5.12. Limitation on Termination Distributions. In the event the Plan is terminated, the benefit of any highly compensated Participant (or former Participant) as defined in Section 414(q) of the Code shall be limited to a benefit which is nondiscriminatory under Section 401(a)(4) of the Code. Notwithstanding any provisions of the Plan to the contrary, the annual benefit payable to any highly compensated Participant (or former Participant) who is in the top 25 highly compensated Employees (or former Employees) as defined in
Section 414(q) of the Code with the greatest Compensation for the current or any prior Plan Year will be limited to the amount that would be paid as a life annuity that is actuarially equivalent to the accrued benefit and any other benefits which such individual is entitled to receive under the Plan and any payments that are considered a Social Security supplement; provided that, the foregoing limitations shall not apply to such highly compensated Employee (or former Employee) if (i) after payment of all the benefits payable to such Participant (or former Participant) under the Plan, the value of plan assets equals or exceeds 110 percent of the value of current liabilities (as defined in Section 412(1)(7) of the Code and modified by Section 1.401(a)(4)-5(b)(3)(iv) of the Income Tax Regulations) determined as of the same date, (ii) the value of the benefits payable to such Participant (or former Participant) is less than one (1) percent of the value of current liabilities before the date of distribution or (iii) the value of the benefits payable to such Participant (or former Participant) is determined under Section 5.5 of the Plan.

         Section 5.13. Other Distribution Restrictions. Notwithstanding any contrary provisions of this Plan:

                 (A) The entire interest in the Plan of any Participant shall be distributed to him over a period not extending beyond the life expectancy of such Participant, or the life expectancies of such Participant and a designated beneficiary, commencing not later than April 1 of the calendar year following the taxable year in which the Participant attains age 70-1/2.

                 (B) If a Participant dies before distribution of his interest in the Plan has commenced, any benefits payable to a Beneficiary on account of the Participant's death shall be distributed within five years after his death unless: (i) any portion of the Participant's interest is payable to (or for the benefit of) a designated beneficiary, (ii) such portion is distributed over a period not extending beyond the life expectancy of the beneficiary, and (iii) such distribution begins not later than one (1) year after the date of the Participant's death or such later date as may be prescribed by regulation. If the designated beneficiary referred to in clause
         (B)(i) above is the surviving spouse of the Participant, the date such distribution must commence shall be no later than the date on which the Participant would have attained age 70-1/2.

                 (C) If a Participant dies after distribution of his interest in the Plan has commenced, but before his entire interest has been distributed to him, the remaining portion of his interest shall be distributed to his designated beneficiary at least as rapidly as the method of distribution used for the Participant.

                 (D) Notwithstanding any contrary provisions of this Plan, the foregoing provisions of subparagraphs (A) through (B) of this Section 5.13 shall apply to any distribution hereunder, and all distributions hereunder shall be made in accordance with the regulations under Section 401(a)(9) of the Internal Revenue Code, including Section 1.401(a)(9)-2. Any distribution required under the "incidental death benefit requirements" of Section 401(a) of the Internal Revenue Code shall be treated as a distribution required by the foregoing provisions of subparagraphs (A) through (B) of this Section 5.13. Life expectancy and joint and last survivor expectancy shall be computed using the return multiples of Treasury Regulation Section 1.72-9.


         Section 5.14. Written Explanation Regarding Rollovers. In the event a Participant, beneficiary or spouse is entitled to receive a lump sum distribution under Section 5.5, the Committee shall provide to the recipient a written explanation of the provisions under which such distribution will not be subject to tax if transferred to an eligible retirement plan within 60 days after the date on which the recipient received the distribution, and, if applicable, the provisions regarding capital gains treatment and ten-year income averaging for lump sum distributions. For purposes of this section, the term "eligible retirement plan" shall have the same meaning as ascribed to that term by Section 402(c)(8)(B) of the Internal Revenue Code. If payment of a Participant's benefits constitutes an eligible rollover distribution under
Section 402(c)(4) of the Internal Revenue Code, then the Participant may elect to have such distribution paid directly to an eligible retirement plan. Each election by a Participant under this Section 5.14 shall be made at such time and in such manner as the Committee shall determine, and shall be effective only in accordance with such rules as shall be established from time to time by the Committee.

         Section 5.15. Distribution to Alternate Payees. The Committee may direct that benefits be distributed to an alternate payee on the earliest date specified in a qualified domestic relations order (as defined in Section 11.5), without regard to whether such distribution is made or commences prior to the Participant's earliest retirement age (as defined in Section 414(p)(4)(B) of the Internal Revenue Code) or the earliest date that the Participant could commence receiving benefits under the Plan.

                                   ARTICLE VI
                                    FUNDING

         Section 6.1. Employer Contributions. It is the intention of this Plan that the Employer shall make contributions during each year to the Trust in such amounts, computed at the rate of interest and on the basis of the mortality and other tables then in use by the Committee, as an enrolled actuary selected by the Committee shall determine to be necessary to provide the benefits specified in the Plan under the funding method then in effect, which contributions shall not be less than the minimum contributions required by the Employee Retirement Income Security Act of 1974. Contributions by Participants are neither required nor permitted.

         Section 6.2. Qualification of Plan. All contributions made by an Employer shall be deemed to be conditioned on qualification of the Plan under
Section 401 of the Internal Revenue Code of 1986 (the "Code") and upon the deductibility of the contributions under Section 404 of the Code.

         Section 6.3. Recovery of Contributions. Except as otherwise provided in this ARTICLE VI, the assets of the Plan shall never inure to the benefit of any Employer and shall be held for the exclusive purpose of providing benefits under the Plan and defraying reasonable expenses of the Plan. Notwithstanding the foregoing:

                 (A) If a contribution under the Plan is conditioned on initial qualification of the Plan under Section 401(a) of the Code, and the Plan receives an adverse determination with respect to its initial qualification, the Trustee shall, upon written request of the Employer, return to the Employer the amount of such contribution (increased by earnings attributable thereto and reduced by losses attributable thereto) within one calendar year after the date that qualification of the Plan is denied, provided that the application for the determination is made by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe;

                 (B) Any contribution which is disallowed as a deduction under Section 404 of the Code, shall upon written request of the Employer be returned to the Employer within one year after the date the deduction is disallowed;

                 (C) If a contribution or any portion thereof is made by the Employer by a mistake of fact, the Trustee shall, upon written request of the Employer, return the contribution or such portion to the Employer within one year after the date of payment to the Trustee; and

                 (D) Earnings attributable to amounts to be returned to the Company pursuant to subsection (B) or (C) above shall not be returned, and losses attributable to amounts to be returned pursuant to subsection (B) or (C) shall reduce the amount to be so returned.


         Section 6.4. Forfeitures. Any forfeitures of benefits or benefits which are suspended under Plan shall be used to reduce the cost of the Plan rather than to increase benefits thereunder.

                                  ARTICLE VII
                                 THE COMMITTEE

         Section 7.1. Membership. A Committee consisting of three or more persons (who may but need not be employees of the employers) shall be appointed by Cotter. The Secretary of Cotter shall certify to the trustee under the Trust from time to time the appointment to (and termination of) office of each member of the Committee and the person who is selected as secretary of the Committee.

         Section 7.2. Committee's General Powers, Rights and Duties. Except as otherwise specifically provided and in addition to the powers, rights and duties specifically given to the Committee elsewhere in the Plan and the Trust agreement, the Committee shall have the following discretionary powers, rights and duties:

                 (A) To select a secretary, if it believes it advisable, who may but need not be a Committee member.

                 (B) To determine all questions arising under the Plan, including the power to determine the rights or eligibility of Employees or Participants and any other persons to benefits under the Plan, and the amount of their benefits under the Plan, and to remedy ambiguities, inconsistencies or omissions.

                 (C) To adopt such rules or procedures and regulations as in its opinion may be necessary for the proper and efficient administration of the Plan and as are consistent with the Plan and Trust agreement.

                 (D) To enforce the Plan in accordance with the terms of the Plan and the Trust agreement and the rules and regulations adopted by the Committee.

                 (E) To direct the trustee as respects payments or distributions from the Trust fund in accordance with the provisions of the Plan.

                 (F) To furnish the Employers with such information as may be required by them for tax or other purposes in connection with the Plan.

                 (G) To employ agents, attorneys, accountants or other persons (who also may be employed by the Employers) and to allocate or delegate to them such powers, rights and duties as the Committee may consider necessary or advisable to properly carry out administration of the Plan, provided that such allocation or delegation and the acceptance thereof by such agents, attorneys, accountants or other persons, shall be in writing.


         Section 7.3. Manner of Action. During a period in which two or more Committee members are acting, the following provisions apply where the context admits:

                 (A) A Committee member by writing may delegate any or all of his rights, powers, duties and discretions to any other member, with the consent of the latter.

                 (B) The Committee members may act by meeting or by writing signed without meeting, and may sign any document by signing one document or concurrent documents.

                 (C) An action or a decision of a majority of the members of the Committee as to a matter shall be as effective as if taken or made by all members of the Committee.

                 (D) If, because of the number qualified to act, there is an even division of opinion among the Committee members as to a matter, a disinterested party selected by the Committee shall decide the matter and his decision shall control.

                 (E) Except as otherwise provided by law, no member of the Committee shall be liable or responsible for an act or omission of the other Committee members in which the former has not concurred.

                 (F) The certificate of the secretary of the Committee or of a majority of the Committee members that the Committee has taken or authorized any action shall be conclusive in favor of any person relying on the certificate.


         Section 7.4. Interested Committee Member. If a member of the Committee is also a Participant in the Plan, he may not decide or determine any matter or question concerning distributions of any kind to be made to him or the nature or mode of settlement of his benefits unless such decision or determination could be made by him under the Plan if he were not serving on the Committee.

         Section 7.5. Resignation or Removal of Committee Members. A member of the Committee may be removed by Cotter at any time by 10 days' prior written notice to him and the other members of the Committee. A member of the Committee may resign at any time by giving 10 days' prior written notice to Cotter and the other members of the Committee. Cotter may fill any vacancy in the membership of the Committee; provided, however, that if a vacancy reduces the membership of the Committee to less than three, such vacancy shall be filled as soon as practicable. Cotter shall give prompt written notice thereof to the other members of the Committee. Until any such vacancy is filled, the remaining members may exercise all of the powers, rights and duties conferred on the Committee.

         Section 7.6. Committee Expenses. All costs, charges and expenses reasonably incurred by the Committee will be paid by the employers in such proportions Cotter may direct. No compensation will be paid to a Committee member as such.

         Section 7.7. Information Required by Committee. Each person entitled to benefits under the Plan shall furnish the Committee with such documents, evidence, data or information as the Committee considers necessary or desirable for the purpose of administering the Plan. The employers shall furnish the Committee with such data and information as the Committee may deem necessary or desirable in order to administer the Plan. The records of the Employers as to an Employee's or Participant's period of employment, termination of employment and the reason therefor, leave of absence, reemployment, and compensation will be conclusive on all persons unless determined to the Committee's satisfaction to be incorrect.

         Section 7.8. Uniform Rules. The Committee shall administer the Plan on a reasonable and nondiscriminatory basis and shall apply uniform rules to all persons similarly situated.

         Section 7.9. Review of Benefit Determinations. The Committee will provide notice in writing to any Participant or beneficiary whose claim for benefits under the Plan is denied and the Committee shall afford such Participant or beneficiary a full and fair review of its decision if so requested.

         Section 7.10. Committee's Decision Final. Subject to applicable law, any interpretation of the provisions of the Plan and any decisions on any matter within the discretion of the Committee made in good faith shall be binding on all persons. A misstatement or other mistake of fact shall be corrected when it becomes known and the Committee shall make such adjustment on account thereof as it considers equitable and practicable.

                                  ARTICLE VIII
                             TRUST FUND AND TRUSTEE

         Section 8.1. Trust Fund. The Employers have heretofore established a fund, herein referred to as the "trust fund" or the "Pension Fund," which comprises all of the assets of the Plan and into which future contributions to finance this Plan shall be made. The Pension Fund shall be used to pay benefits as provided in this Plan pursuant to authorization by the Committee; and such benefits shall be payable only from the Pension Fund.

         Section 8.2. Trust Fund Applicable Only to Payment of Benefits. The trust fund will be used and applied only in accordance with the provisions of the Plan and the Trust Agreement entered into by the Employers and the Trustee to provide the benefits thereof, and no part of the corpus or income of the trust fund will be used for, or diverted to, purposes other than for the exclusive benefit of Participants under the Plan and other persons thereunder entitled to benefits except to the extent provided in Sections 6.3 and 10.3 or to pay reasonable expenses in the administration of the Plan.

         Section 8.3. Trustee Capacity. The Trustee of the Pension Fund may be a bank, trust company or other corporation possessing trust powers under applicable state and Federal law, or one or more individuals or any combination thereof. When there are two or more Trustees, they are authorized to allocate specific responsibilities, obligations or duties among themselves by their written agreement. An executed copy of such written agreement is to be delivered to and retained by the Committee. In the event of more than one Trustee, any action shall be taken at the direction of a majority of such Trustees.

         Section 8.4. Resignation and Removal of Trustee. Any Trustee may resign at any time by delivering to the Board of Directors of Cotter (the "Board of Directors") a written notice of resignation, which notice may be waived by the Board of Directors, to take effect at a date specified therein, which shall not be less than thirty (30) days after the delivery thereof. The Trustee may be removed by the Board of Directors with or without cause, by tendering to the Trustee a written notice of removal to take effect at a date specified therein. Upon such removal or resignation of a Trustee, the Board of Directors shall either appoint a successor Trustee who shall have the same powers and duties as those conferred upon the resigning or discharged Trustee, or, if more than one Trustee is acting, determine that a successor shall not be appointed and the number of Trustees shall be reduced by one.

         Section 8.5. Taxes, Expenses and Compensation of Trustee. The Trustee shall deduct from and charge against the Trust any taxes paid by it which may be imposed upon the Trust, or the income thereof, or which the Trustee is required to pay with respect to the interest of any Participant or Beneficiary therein. The Employers may pay the Trustee's reasonable expenses in administering the Plan and a reasonable compensation for its services as Trustee hereunder, at a rate to be agreed upon from time to time; provided, however, that no full-time Employee shall receive any compensation for acting as Trustee hereunder.

                                   ARTICLE IX
                             TOP-HEAVY RESTRICTIONS

         Section 9.1. General. For any Plan Year with respect to which the Plan is a "top-heavy plan," and for all subsequent Plan Years, the provisions of this ARTICLE IX shall apply notwithstanding any contrary provisions of the Plan.

         Section 9.2.  Definitions.

         (A) For purposes of this ARTICLE IX, the Plan will be a "top-heavy plan" with respect to any Plan Year if the aggregate of the present value of accrued benefits of "key employees" under the Plan exceeds sixty percent (60%) of the aggregate of the present value of accrued benefits of all employees under the Plan as of the relevant "determination date." The actuarial assumptions specified in Paragraph 1 of ARTICLE II of the Plan shall be applied to all benefits provided by the Plan in order to determine the present value of accrued benefits under the Plan.

         (B) "Affiliated Company" means (i) a member of a controlled group of corporations of which the Employer is a member, or (ii) an unincorporated trade or business which is under common control with the Employer, or (iii) a member of an affiliated service group of which the Employer is a member, as defined in Section 414(b), 414(c), and 414(m) of the Code, respectively. For purposes hereof, a "controlled group of corporations" shall mean a controlled group of corporations as defined in Section 1563(a) of the Code, determined without reference to Section 1563(a)(4) and (e)(3)(C) of the Code, except that, with respect to the maximum limitations on Plan benefits set forth in Article IV of the Plan, the phrase "more than fifty (50%) percent" shall be substituted for the phrase "eighty (80%) percent" wherever such phrase appears in Section 1563(a)(1) of the Code.

         (C) "Key employee," for purposes of this ARTICLE IX, shall have the same meaning as ascribed to that term by Section 416(i) of the Code and the regulations promulgated pursuant thereto. Generally, this term shall include any employee or former employee (and his beneficiaries) who, at any time during the Plan Year or any of the preceding four (4) Plan Years, is:

                 (1) an officer of the Employer having Section 415 Compensation greater than 50 percent of the dollar limitation in effect under Code Section 415(b)(1)(A) for the calendar year in which the Plan Year ends (including only the greater of three or ten percent of the total Employees of the Employer but not exceeding 50);

                 (2) one of the ten employees who owns (or is considered as owning within the meaning of Code Section 318) both more than a 1/2 percent interest and the largest interests in the Employer and who has
         Section 415 Compensation in excess of the limitation in effect under
         Section 415(c)(1)(A) of the Code for the calendar year in which the Plan Year ends;

                 (3)      a "five percent owner" of the Employer; or

                 (4) a "one percent owner" of the Employer having Section 415 Compensation of more than $150,000.

         (D) For purposes of this Section 9.2: (1) "five percent owner" means any person who owns (or is considered as owning within the meaning of Code Section 318) more than five percent (5%) of the outstanding stock of the Employer or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Employer; (2) "one percent owner" means any person who owns (or is considered as owning within the meaning of Code Section
318) more than one percent (1%) of the outstanding stock of the Employer or stock possessing more than one percent (1%) of the total combined voting power of all stock of the Employer; and (3) "Section 415 Compensation" means annual compensation as defined by Treasury Regulation Section 1.415-2(d).

         (E) The term "determination date" means, with respect to any Plan Year, the last day of the preceding Plan Year.

         (F) "Required Aggregation Group" means each plan of the Employer or an Affiliated Company in which a key employee is a Participant, and each such plan of the Employer or an Affiliated Company which enables any plan of the Employer or an Affiliated Company in which a key employee is a Participant to meet the nondiscrimination and participation requirements of Sections 401(a)(4) and 410 of the Code, respectively.

         (G) "Permissive Aggregation Group" means all plans of an Employer or an Affiliated Company included in the Required

Aggregation Group and any other plan or plans, of an Employer or an Affiliated Company, designated by the Employer as a part of the group but only if such plans, when considered as a group, would continue to satisfy the nondiscrimination and participation requirements of Sections 401(a)(4) and 410 of the Code, respectively.

         Section 9.3.  Top-Heavy Determination.

         (A) The determination of whether the Plan is a top-heavy plan with respect to any Plan Year, and the computation of the top-heavy ratio, shall be made in accordance with the provisions of Section 416(g) of the Code and the regulations promulgated pursuant thereto. All qualified plans that are, along with this Plan, members of either a Required Aggregation Group or a Permissive Aggregation Group shall be aggregated with the Plan in testing whether the Plan is top-heavy.

         (B) The present value of an employee's accrued benefit as of any determination date shall be determined as if the employee terminated service as of the valuation date used for computing plan costs for minimum funding purposes which is the most recent valuation date within a twelve-month period ending on the determination date in question.

         Section 9.4. Vesting. Commencing with the first Plan Year with respect to which the Plan is a top-heavy plan, a Participant's accrued benefit shall vest at the rate not less than the rate specified in the following schedule:

       If His Completed Years of                 The Vested Percentage of His
       Service in the Plan Are                   Accrued Benefit Shall Be
       -------------------------                 ----------------------------
       Less than 2 years                           00%
       2 years but less than 3 years               20%
       3 years but less than 4 years               40%
       4 years but less than 5 years               60%
       5 or more years                            100%


         Section 9.5. Minimum Accrual. Commencing with the first Plan Year with respect to which the Plan is a top-heavy plan, Participants shall accrue benefits which shall not be less than the "Minimum Accrual." The Minimum Accrual, expressed as a single life annuity commencing at the Participant's Normal Retirement Date, is the product of the Participant's average compensation for the five consecutive years when the Participant had the highest aggregate compensation from the Employer and the lesser of (A) two percent (2%) for each Year of Service completed when the Plan is a top-heavy plan, or (B) twenty percent (20%). All benefits accrued under the Plan, whether or not attributable to years for which the Plan is a top-heavy plan, shall be used to satisfy the minimum accrual required by this Section 9.5.

         Section 9.6. Limitation on Compensation. Commencing with the first Plan Year with respect to which the Plan is a top-heavy plan, the annual Compensation of a Participant taken into account for purposes of the benefit provisions of ARTICLE III hereof shall not in any Plan Year exceed the limitation prescribed by Section 416(d) of the Code ($200,000), as such limitation shall be adjusted annually by regulation.

         Section 9.7. Limitation on Benefits. Commencing with the first Plan Year with respect to which the Plan is a top-heavy plan, Section 5.12 of
ARTICLE V shall be read by substituting the number "1.00" for the number "1.25" whenever it appears therein; provided, however, that such substitution shall not reduce any benefit accrued under the Plan prior to the Plan Year in which this provision becomes applicable.

         Notwithstanding the foregoing, the above paragraph shall not apply in any Plan Year in which the Plan is not "super top-heavy" and in which non-key employees receive an "extra minimum benefit." For purposes of this Section:
(1) the Plan will be "super top-heavy" with respect to any Plan Year if the aggregate of the present value of accrued benefits of key employees under the Plan exceeds ninety percent (90%) of the aggregate of the present value of accrued benefits of all Employees under the plan as of the relevant determination date; and (2) the "extra minimum benefit" is one percentage point so that Section 9.5 hereof will be read by substituting "three percent (3%)" for "two percent (2%)" and "thirty percent (30%)" for "twenty percent (20%)" whenever they appear therein.

                                   ARTICLE X
                     AMENDMENT AND TERMINATION OF THE PLAN

         Section 10.1. Amendment. Cotter, by action of its Board of Directors, shall have the right at any time to amend the Plan in any respect, except that no such amendment shall have the effect of reducing any accrued benefit (as defined in Section 411(d)(6) of the Internal Revenue Code) earned prior thereto or, except as otherwise provided in Section 6.3, make it possible for any portion of the assets of the Plan to be diverted to purposes other than for the exclusive benefit of Participants or their beneficiaries at any time prior to the satisfaction of all liabilities under the Plan with respect to such Participants and their beneficiaries.

         Section 10.2. Termination. This Plan is adopted in the expectation that it will be continued indefinitely but the continuance of this Plan and the payment of any contribution hereunder is not assumed as a contractual obligation. Cotter, as authorized by its Board of Directors, reserves the right to terminate this Plan at any time. In the event of a termination or partial termination of this Plan, the rights of all affected Participants to the benefits accrued to the date of such termination or partial termination, to the extent funded as of such date, shall become immediately and fully vested.

         Section 10.3. Allocation of Assets upon Termination. After a notice by the Committee to the Pension Benefit Guaranty Corporation that the Plan is to be terminated has been made in accordance with Section 4041 of ERISA without receiving a notice of noncompliance pursuant to the provisions of that Section, or said corporation has notified the Committee that the Plan should be terminated and has applied for and been granted a decree by the United States District Court for the Northern District of Illinois, Eastern Division, adjudicating that the Plan must be terminated, the Committee, or trustee appointed by said court pursuant to said corporation's application, shall allocate the assets of the Plan in accordance with Section 4044 of ERISA for the purposes set forth below and in the order set forth below, to the extent the assets are available to provide benefits to Participants and beneficiaries.

         The Committee or trustee shall make the allocation referred to above as follows:

         FIRST, equally among the following two subcategories:

                 (i) benefits to Participants who began receiving benefits at least three years prior to termination (at the lowest pay level in that period and at the lowest benefit level under the Plan during the five years prior to termination) and

                 (ii) benefits which would have been received for at least three years prior to termination had the Participant then retired (and had his benefits commenced then, at the lowest benefit level under the Plan during the five years prior to termination).

         SECOND, to all other benefits (if any) of individuals under the Plan guaranteed under the termination insurance provisions of ERISA.

         THIRD, to all other nonforfeitable benefits under the Plan.

         FOURTH, to all other benefits under the Plan.

         The term "benefits" in this Section 10.3 shall be deemed to include Survivor Benefits payable under the provisions of Section 4.10.

         If the assets available for allocation under the first and second priority category are insufficient to satisfy in full the benefits of all individuals, the assets shall be allocated pro rata among such individuals on the basis of the present value (as of the termination date) of their respective benefits.

         Any residual assets of the Plan remaining after distribution in accordance with this Section as aforesaid shall be distributed to the Employer provided:

                 (A) all liabilities of the Plan to Participants and their beneficiaries have been satisfied; and

                 (B) the distribution does not contravene any provisions of law.

         The certification of the Committee as to the persons to be provided for in any group, the amounts allocated and any other material facts shall be conclusive and binding upon the Trustee, the Employers and all persons interested in the Trust.

         Section 10.4. Merger and Consolidation. If this Plan is merged or consolidated with, or its liabilities transferred to any other retirement plan, a Participant hereunder shall (if the Plan then terminates) receive a benefit immediately after the merger, consolidation, or transfer which is at least equal to the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).

                                   ARTICLE XI
                               GENERAL PROVISIONS

         Section 11.1. Employment with Related Companies. A period of any Employee's employment with a controlled group member which is not an Employer will be considered a period of employment for purposes of determining Employment Years and Years of Service but no employee of a controlled group member shall be eligible to participate in the Plan unless such controlled group member becomes an Employer under the Plan and no period of such Employee's employment with such controlled group member shall be included in Years of Service for purposes of calculating the amount of a Participant's benefits under the Plan. A "controlled group member" means any corporation or other trade or business which is under common control with an Employer within the meaning of Sections 414(b), 414(c) and 414(m) of the Code.

         Section 11.2. Litigation by Participants. If a legal action begun against the Employers, the Committee or the Trustee by or on behalf of any person results adversely to that person or if a legal action arises because of conflicting claims to a Participant's or other person's benefits, the cost to the Trustee, the Employer or the Committee of defending the action will be charged to the extent permitted by law to the sums, if any, which were involved in the action or were payable to the person concerned.

         Section 11.3. Absence of Guaranty. Neither the Committee nor the Employer in any way guarantees the trust fund from loss or depreciation. The liability of the Trustee or the Committee to make any payment under the Plan will be limited to the assets held by the Trustee which are available for that purpose.

         Section 11.4. Leased Employees. A leased employee (as defined below) shall not be eligible to participate in the Plan. A leased employee means any person who is not an employee of an employer but who has provided services to an Employer of the type which have historically (within the business field of the Employers) been provided by Employees on a substantially full-time basis for a period of at least one year pursuant to an agreement between an Employer and a leasing organization. The period during which a leased employee performs services for an Employer shall be taken into account for purposes of determining Employment Years under paragraph 12 of Article II and for purposes of determining Years of Service under paragraph 25 of Article II of the Plan unless (i) such leased employee is a participant in a money purchase pension plan maintained by the leasing organization which provides a nonintegrated employer contribution rate of at least ten percent (10%) of compensation, immediate participation for all employees and full and immediate vesting and
(ii) leased employees do not constitute more than twenty percent (20%) of the employer's nonhighly compensated work force. No such period of employment shall be included in Years of Service for purposes of calculating the amount of a Participant's benefits under the Plan.

         Section 11.5. Non-Assignability. Pension benefits may not be assigned or hypothecated, and to the extent permitted by law no such income shall be subject to legal process or attachment for the payment of any claim against any person entitled to receive the same; provided, however, that this Section 11.5 shall not apply to a "qualified domestic relations order" as defined in Section 414(p) of the Internal Revenue Code of 1954, and those other domestic relation orders permitted to be so treated by the Committee under the provisions of the Retirement Equity Act of 1984. The Committee shall establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under such qualified order. Furthermore, to the extent provided in a "qualified domestic relations order," a former spouse of a Participant shall be treated as the spouse or surviving spouse for all purposes under the Plan.

         Section 11.6. No Enlargement of Employment Rights. An Employer's rights to discipline or discharge Employees shall not be affected by any of the provisions of the Plan.

         Section 11.7. Applicable Law. This Plan shall be construed and enforced in accordance with the laws of the State of Illinois and all provisions of the Plan shall be administered in accordance with the laws of said state, to the extent such state laws are not preempted by the Employee Retirement Income Security Act of 1974, as amended.

         Section 11.8. Uniform Administration. Whenever, in the administration of the Plan, any action by the Board of Directors of Cotter & Company, the Committee, or any Employer is required with respect to eligibility or classification of Employees, contributions or benefits or any other matters under this Plan, such action shall be uniform in nature as applied to all persons similarly situated and no such action shall be taken which will discriminate in favor of Employees who are officers, shareholders, persons whose principal duties consist in supervising the work of other Employees, or highly compensated Employees.

         Section 11.9. Text to Control. The headings of ARTICLES and Sections hereof are included solely for convenience of reference and if there by any conflict between such headings and the text of this Plan, the text shall control.

         IN WITNESS WHEREOF, Cotter & Company has caused the foregoing Plan to be executed and its corporate seal to be affixed and attested this 20th day of June, 1994.


                                  COTTER & COMPANY



                                  By:   /s/ DANIEL A. COTTER
                                      -------------------------
                                             President
ATTEST:

/s/  KERRY J. KIRBY
- ---------------------------
       Secretary

                                  SUPPLEMENT A

           MERGER OF NORTHERN WHOLESALE HARDWARE CO. RETIREMENT PLAN
                  WITH AND INTO COTTER & COMPANY PENSION PLAN



A-1. Merger. Effective as of January 1, 1990, the Northern Wholesale Hardware Co. Retirement Plan ("Northern Plan") was amended, continued and merged with the Plan.

A-2. Participation. On January 1, 1990, each former participant in the Northern Plan (a "Northern Participant") became a Participant in the Plan and will have benefits determined and paid in accordance with this Plan.

A-3. Preservation of Accrued Benefit. Notwithstanding any provisions of the Plan to the contrary, in no event shall a Northern Participant's accrued benefit under the Plan as in effect on January 1, 1990 be less than the accrued benefit earned by such Northern Participant under the Northern Plan as at December 31, 1989.

A-4. Years of Service. Each Northern Participant will be credited with the Years of Service before January 1, 1990 which such Northern Participant had earned under the Northern Plan as in effect on December 31, 1989 for participation, vesting and accrued benefit purposes.

A-5. Records. The Committee shall maintain such records as it deems necessary and desirable to demonstrate the amount of each Northern Participant's benefits and Years of Service under paragraphs A-3 and A-4 above pursuant to IRS regulations.

A-6.            Effective Date.  The effective date of this Supplement A is
                January 1, 1990.

                                  SUPPLEMENT B

                             ACTUARIAL ASSUMPTIONS

B-1.            Lump Sum Distributions:

                For purposes of determining "Actuarial Equivalent" lump sum distributions under the Plan (as described in Sections 5.5 and 5.10), the following actuarial assumptions are used:

                a. Rate of Interest: The rates in use by the Pension Benefit Guarantee Corporation as of the first day of the Plan Year in which a distribution occurs.

                b. Mortality: The mortality table in use by the Pension Benefit Guarantee Corporation for healthy males, deferred to age 65, set back one year.


B-2.            Type of Annuity:

                For purposes of determining "Actuarial Equivalent" benefits under the Plan, the following factors shall be used in determining benefits which are actuarially equivalent to the normal single annuity for the life of the Participant form of benefit provided under the Plan:

                a.        50 Percent Qualified Joint and Survivor Annuity.
                          Ninety percent, plus (or minus) four-tenths of one percent for each full year that the Participant is younger (or older) than the Participant's spouse.

                b.        100 Percent Qualified Joint and Survivor Annuity.
                          Eighty-one percent, plus (or minus) seven-tenths of one percent for each full year that the Participant is younger (or older) than the Participant's spouse.

                c. Life and 10 Year Certain Annuity. Ninety-Four percent.


B-3.            Early Retirement Benefits:

                For purposes of determining Early Retirement Benefits payable before age 55 under Section 4.6 of the Plan, the attached factors shall apply to the reduced benefit payable at age 55:

REDUCTION FACTORS TO APPLY TO AGE 55 BENEFITS FOR RETIREMENT BENEFITS BEGINNING
                                 BEFORE AGE 55



                                                                                  MONTHS
  AGE          0            1             2            3             4            5             6            7             8
  40      0.2507        0.2526       0.2545       0.2564        0.2583       0.2601        0.2620       0.2639        0.2658

  41      0.2733        0.2754       0.2774       0.2795        0.2816       0.2836        0.2857       0.2878        0.2898
  42      0.2981        0.3004       0.3027       0.3049        0.3072       0.3095        0.3117       0.3140        0.3163

  43      0.3254        0.3279       0.3304       0.3329        0.3354       0.3379        0.3404       0.3429        0.3454

  44      0.3554        0.3581       0.3609       0.3637        0.3664       0.3692        0.3719       0.3747        0.3774


  45      0.3885        0.3915       0.3946       0.3976        0.4006       0.4037        0.4067       0.4096        0.4128

  46      0.4250        0.4284       0.4317       0.4351        0.4384       0.4418        0.4452       0.4485        0.4519
  47      0.4653        0.4691       0.4728       0.4765        0.4802       0.4840        0.4877       0.4914        0.4951

  48      0.5100        0.5141       0.5183       0.5224        0.5265       0.5306        0.5348       0.5389        0.5430

  49      0.5595        0.5641       0.5687       0.5733        0.5778       0.5824        0.5870       0.5916        0.5962


  50      0.6145        0.6196       0.6247       0.6298        0.6349       0.6400        0.6451       0.6501        0.6552

  51      0.6756        0.6813       0.6870       0.6926        0.6983       0.7040        0.7097       0.7153        0.7210
  52      0.7437        0.7501       0.7564       0.7627        0.7691       0.7754        0.7817       0.7881        0.7944

  53      0.8197        0.8268       0.8339       0.8410        0.8481       0.8552        0.8622       0.8693        0.8764

  54      0.9047        0.9127       0.9206       0.9286        0.9365       0.9444        0.9524       0.9603        0.9682


  55      1.0000


                             MONTHS
  AGE              9           10            11
  40          0.2677       0.2695       0.2714

  41          0.2919       0.2940       0.2960
  42          0.3186       0.3208       0.3231

  43          0.3479       0.3504       0.3529

  44          0.3802       0.3830       0.3857


  45          0.4159       0.4189       0.4219

  46          0.4553       0.4586       0.4620
  47          0.4988       0.5026       0.5063

  48          0.5471       0.5513       0.5554

  49          0.6008       0.6053       0.6099


  50          0.6603       0.6654       0.6705

  51          0.7267       0.7324       0.7380
  52          0.8007       0.8071       0.8134

  53          0.8835       0.8906       0.8977

  54          0.9762       0.9641       0.9921


  55

                             Interest Rate -- 8.0%
                          Mortality Table -- UP - 1984